EXHIBIT 1
                             JOINT FILING AGREEMENT



         THIS JOINT FILING AGREEMENT (this "Agreement") is made and entered into as of this 9th day of December, 2004 among Dale Kutnick, Henry F. Skelsey, Wicks Portfolio Company I, LLC, Wicks Capital Management III, LP, Wicks Apex III, Inc., Peter A. Wright and P.A.W. Capital Corp.

         Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned. Each party represents to the other parties that he or it is eligible to file a statement or statements on Schedule 13D. This Agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties, hereto have executed this Agreement as of the date first set forth above.

/s/ Dale Kutnick
---------------------
Dale Kutnick


/s/ Henry Skelsey
---------------------
Henry Skelsey


WICKS PORTFOLIO COMPANY I, LLC

By:  Wicks Capital Management III, L.P.
        its Managing Member

By:  Wicks Apex II, Inc.,
        its General Partner

By:  /s/ Carter F. Bales
     ---------------------------
     Name:  Carter F. Bales
     Title:  Managing Partner


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WICKS CAPITAL MANAGEMENT III, L.P.

By:  Wicks Apex II, Inc.,
        its General Partner

By:  /s/ Carter F. Bales
     ---------------------------
     Name:  Carter F. Bales
     Title:  Managing Partner


WICKS APEX II, INC.,

By:  /s/ Carter F. Bales
     ---------------------------
     Name:  Carter F. Bales
     Title:  Managing Partner


/s/ Peter A. Wright
--------------------------------
Peter A. Wright


P.A.W. CAPITAL CORP.


By: /s/ Peter A. Wright
    ----------------------------
     Name:  Peter A. Wright
     Title:  President